                                                                    EXHIBIT 99.2

                                AUTONATION, INC.

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET


         On June 30, 2000 the Company completed the spin-off of its automotive rental businesses organized under ANC Rental Corporation ("ANC Rental") by distributing 100% of ANC Rental's common stock to the stockholders of AutoNation as a tax-free dividend. The following Unaudited Consolidated Pro Forma Balance Sheet as of March 31, 2000 gives effect to the following transactions and events related to the spin-off of ANC Rental as if they occurred on March 31, 2000:

         (1)      the contribution of AutoNation's insurance subsidiary to ANC
                  Rental;

         (2) the net cash funding by AutoNation to ANC Rental during the period April 1, 2000 through June 30, 2000;

         (3) the reclassification of certain fleet related receivables owed by ANC Rental to AutoNation to be repaid following the spin-off; and

         (4) the distribution of the net assets of ANC Rental to AutoNation's stockholders.

         The Company's former automotive rental segment has been accounted for as a discontinued operation. As such, the results of operations of this segment have been classified as discontinued operations for all periods presented in the Company's consolidated financial statements included in its Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the quarterly period ended March 31, 2000. Accordingly, no pro forma statement of operations data is required hereunder.

         The Company believes that the assumptions used herein provide a reasonable basis on which to present the unaudited pro forma financial data. This Unaudited Consolidated Pro Forma Balance Sheet is for informational purposes only and is not necessarily indicative of the Company's consolidated financial position had the transactions and events described above been completed on March 31, 2000.

                                AUTONATION, INC.
                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 2000
                                  (In millions)

                                                                                    Pro Forma Adjustments
                                                                                    ---------------------
                                                                     Historical         Dr.        Cr.        Pro Forma
                                                                     ----------     ---------   ---------     ---------
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                          $   413.4                  $    45.5(a)  $   367.9
  Receivables, net                                                     1,118.5     $    73.1(c)       6.4(a)    1,185.2
  Inventory                                                            2,658.8                                  2,658.8
  Other current assets                                                    74.5                       29.5(a)       45.0
                                                                     ---------     ---------    ---------     ---------
    Total Current Assets                                               4,265.2          73.1         81.4       4,256.9

INVESTMENTS                                                              157.8                       54.2(a)      103.6
PROPERTY AND EQUIPMENT, NET                                            1,339.4                                  1,339.4
INTANGIBLE ASSETS, NET                                                 2,897.5                                  2,897.5
OTHER ASSETS                                                             210.9                                    210.9
NET ASSETS OF DISCONTINUED OPERATIONS                                    857.1          93.9(b)      73.1(c)         --
                                                                                                    877.9(d)
                                                                     ---------     ---------    ---------     ---------
                LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 9,727.9     $   167.0    $ 1,086.6     $ 8,808.3
                                                                     =========     =========    =========     =========

CURRENT LIABILITIES:
  Accounts payable                                                   $   150.3     $      .1(a)               $   150.2
  Accrued liabilities                                                    526.7                                    526.7
  Notes payable and current maturities of long-term debt               2,252.5                                  2,252.5
  Other current liabilities                                              202.6          55.2(a)                   147.4
                                                                     ---------     ---------                  ---------
    Total Current Liabilities                                          3,132.1          55.3                    3,076.8

LONG-TERM DEBT, NET OF CURRENT MATURITIES                              1,031.6                  $    93.9(b)    1,125.5
DEFERRED INCOME TAXES                                                    806.3                                    806.3
OTHER LIABILITIES                                                        207.5         100.3(a)                   107.2

SHAREHOLDERS' EQUITY:
  Common stock                                                             4.8                                      4.8
  Additional paid-in capital                                           4,662.1                                  4,662.1
  Retained earnings                                                    1,276.1         877.9(d)      20.0(a)      418.2
  Accumulated other comprehensive income                                   2.7                                      2.7
  Treasury stock                                                      (1,395.3)                                (1,395.3)
                                                                     ---------     ---------    ---------     ---------
    Total Shareholders' Equity                                         4,550.4         877.9         20.0       3,692.5
                                                                     ---------     ---------    ---------     ---------
                                                                     $ 9,727.9     $ 1,033.5    $   113.9     $ 8,808.3
                                                                     =========     =========    =========     =========

       The accompanying notes are an integral part of this balance sheet.

                                AUTONATION, INC.
            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET

         The following is a summary of the pro forma adjustments reflected in the Unaudited Consolidated Pro Forma Balance Sheet:

         (a) Record the contribution of AutoNation's insurance subsidiary to ANC Rental, which occurred in June 2000, assuming the contribution occurred as of March 31, 2000.
         (b) Record the net cash funding by AutoNation to ANC Rental during the period April 1, 2000 through June 30, 2000, as if such funding occurred as of March 31, 2000.
         (c) Record certain fleet related receivables owed by ANC Rental to AutoNation to be repaid by ANC Rental following the spin-off.
         (d) Record the distribution of the net assets of ANC Rental to AutoNation's stockholders as if the distribution occurred on March 31, 2000.